Exhibit 99.2

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January 16, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/BATS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., two wholly owned subsidiaries of CBOE Holdings, Inc. and Bats Global Markets, Inc. 3. To adjourn the special meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. 2. To approve, by a non binding advisory vote, certain compensation that may be paid or become payable to Bats Global Markets, Inc.’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement. NOTE: Such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 9 5 8 6 1 1 02GK4F MMMMMMMMM B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. ADMISSION TICKET — SPECIAL MEETING OF STOCKHOLDERS Special Meeting of Stockholders Bats Global Markets, Inc. January 17, 2017 11:00 A.M. local time 8050 Marshall Drive, Suite 120 Lenexa, Kansas 66214 This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable. We may also ask you to present valid photo identification to enter the Special Meeting. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — Bats Global Markets, Inc. Special Meeting of Stockholders — January 17, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Eric Swanson, with power to act without the other and with power of substitution, as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Bats Global Markets, Inc. voting common stock that the undersigned is entitled to vote, and, in his discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held on January 17, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print your new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C